Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Internap Corporation
Reston, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 15, 2018, relating to the consolidated financial statements, the effectiveness of Internap Corporation’s internal control over financial reporting, and schedule of Internap Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP
Atlanta, Georgia

June 11, 2018